                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS


    We consent to the references to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3) and related Prospectus of ProNet Inc. for the registration of 1,500,000 shares of its common stock and to the incorporation by reference therein of our reports (a) dated February 5, 1996, with respect to the consolidated financial statements and schedule of ProNet Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995, and (b) with respect to the financial statements of companies acquired as follows:


WITH RESPECT TO                                          YEAR ENDED            REPORT DATE
-------------------------------------------------  ----------------------  -------------------
Apple Communications, Inc.                              December 31, 1994       August 4, 1995
SigNet of Raleigh, Inc.                                 December 31, 1994       August 9, 1995
Cobbwells, Inc. d/b/a Page One
 Messaging Services                                     December 31, 1994      August 24, 1995
The Paging Divisions
 of Pac-West Telecomm, Inc.                             November 30, 1995     January 26, 1996

    Such statements are filed with the Securities and Exchange Commission in certain Form 8-K's incorporated by reference in the Form S-3 referred to above.

                                          ERNST & YOUNG LLP


November 12, 1996


Dallas, Texas